UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2013

ICF International, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     Executive Compensation Arrangements

ICF International, Inc. (the “Company”) has assessed the impact of the recent temporary shutdown of the U.S. government on the federal government contract markets and its corresponding impact on the Company. The Company has determined that it is appropriate to reinstate the annual base salaries of the Company’s named executive officers (who agreed, effective October 5, 2013, to reduce their annual base salaries by twenty percent (20%)). The Company’s Compensation Committee has approved the reinstatement of the named executive officers’ annual base salaries at their below-indicated prior amounts, effective October 19, 2013.

The annual base salary reductions for the Company’s named executive officers from October 5 to October 19, 2013 have been treated as a temporary pay cut, and the lost wages from that time period will not be paid.

Name	Title	2013 Annual Base Salary
Sudhakar Kesavan	Chairman and Chief Executive Officer	$792,563
John Wasson	President and Chief Operating Officer	$583,877
James Morgan	Executive Vice President and Chief Financial Officer	$459,014
Ellen Glover	Executive Vice President	$351,853
Isabel Reiff	Executive Vice President	$320,819

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: October 22, 2013	By:	/s/ Sudhakar Kesavan
Sudhakar Kesavan
Chief Executive Officer